Taubman Centers, Inc.	T. 248.258.6800
200 E. Long Lake Road	www.taubman.com
Suite 300
Bloomfield Hills, Michigan
48304-2324

CONTACT:

Barbara Baker
Taubman, Vice President, Investor Relations
248-258-7367
bbaker@taubman.com

FOR IMMEDIATE RELEASE

TAUBMAN CENTERS ANNOUNCES SECOND QUARTER RESULTS
•	Managing through Challenging Retail Environment
•	Results Consistent with Prior Guidance
•	Cost Saving Initiatives Contribute to Results
•	Strong Balance Sheet

BLOOMFIELD HILLS, Mich., July 23, 2009 -- Taubman Centers, Inc. (NYSE:  TCO) today announced its financial results for the second quarter of 2009.

Net income allocable to common shareholders per diluted share (EPS) was $0.17 for the quarter ended June 30, 2009, up from $0.01 for the quarter ended June 30, 2008.  EPS for the six months ended June 30, 2009 was $0.38, up from $0.09 for the first six months of 2008.

Taubman Centers’ Funds from Operations (FFO) per diluted share was $0.65 for the quarter ended June 30, 2009 versus $0.66 for the quarter ended June 30, 2008.

For the six months ended June 30, 2009, Taubman Centers’ FFO per diluted share was $1.35 versus $1.34 for the first six months of 2008.  Excluding the restructuring charge incurred in 2009, the company’s Adjusted FFO per diluted share for the six months ended June 30, 2009 was $1.38, an increase of 3.0 percent from the first six months of 2008.

“The environment for retail real estate continues to be challenging,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers.  “Lease cancellation income from our tenants offset a decline in rents. In addition, we are very focused on costs throughout our organization, which contributed to our results during the quarter.”  The company reported a four cent favorable variance in expenses for the quarter.

Operating Statistics
Ending occupancy for Taubman’s portfolio was 88.6 percent on June 30, 2009 versus 90.1 percent on June 30, 2008, a decline primarily due to the closing in late 2008 of three big box store locations at the company’s value centers, which were part of national bankruptcies.  Average rent per square foot in the company’s 16 consolidated properties for the second quarter of 2009 was $43.00, versus $44.40 for the second quarter of 2008.    For the six months ended June 30, 2009, average rent per square foot in the consolidated properties was $44.02 versus $44.06 in the six months ended June 30, 2008.

(more)

Taubman Centers/2

Mall tenant sales per square foot declined 11.2 percent from the second quarter of 2008.  For the twelve months ended June 30, 2009, mall tenant sales per square foot were down 9.8 percent to $508 per square foot.

“Weakness in the U.S. economy continues to impact retailers,” said Mr. Taubman.  “As expected, this was reflected in our operating results.  Nonetheless, leasing continues to be active with retailers planning openings in 2010 and 2011, when they expect conditions to improve.”

Strong Balance Sheet
“Our strong balance sheet is providing the operating flexibility to weather these tough conditions,” said Lisa A. Payne, vice chairman and chief financial officer of Taubman Centers.  “We have no debt maturities until the fall of 2010 and collectively through 2011, only about 13 percent of our share of total debt matures.”  The company’s secured credit lines total $590 million and mature in 2011 with a one year extension option to 2012 on $550 million of the lines.  As of June 30, $382 million was available for use.

Guidance
The company is modestly narrowing its guidance on 2009 FFO per diluted share from the previously announced $2.69 to $2.94 to $2.70 to $2.90.  Excluding the restructuring charge that was recognized in 2009, the company expects 2009 Adjusted FFO per diluted share to be in the range of $2.73 to $2.93.  The company also is modestly narrowing its guidance for 2009 EPS to $0.71 to $0.96.

Supplemental Investor Information Available
The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investor Relations.”  This includes the following:
•	Income Statement
•	Earnings Reconciliations
•	Changes in Funds from Operations and Earnings Per Share
•	Components of Other Income, Other Operating Expense, and Gains on Land Sales and Other Nonoperating Income
•	Recoveries Ratio Analysis
•	Balance Sheets
•	Debt Summary
•	Other Debt, Equity and Certain Balance Sheet Information
•	Construction
•	Capital Spending
•	Operational Statistics
•	Owned Centers
•	Major Tenants in Owned Portfolio
•	Anchors in Owned Portfolio

Taubman Centers/3

Investor Conference Call

The company will host a conference call at 11:00 a.m. (EDT) on July 24 to discuss these results, business conditions and the company’s outlook for the remainder of 2009. The conference call will be simulcast at www.taubman.com under “Investor Relations” as well as www.earnings.com and www.streetevents.com.  An online replay will follow shortly after the call and continue for 90 days.

Taubman Centers is a real estate investment trust engaged in the development and management of regional and super regional shopping centers.  Taubman’s 24 U.S. owned and/or managed properties, the most productive in the industry, serve major markets from coast to coast.  The company’s Taubman Asia subsidiary is working on retail projects in Macao, China and Incheon, South Korea.  Taubman Centers is headquartered in Bloomfield Hills, Michigan. For more information about Taubman, visit www.taubman.com.

For ease of use, references in this press release to “Taubman Centers,” “Taubman,” or the “company” mean Taubman Centers, Inc. or one or more of a number of separate, affiliated entities.  Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to the ongoing U.S. recession, the existing global credit and financial crisis and other changes in general economic and real estate conditions, changes in the interest rate environment and the availability of financing, and adverse changes in the retail industry. Other risks and uncertainties are discussed in the company's filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

#       #       #

Taubman Centers/4

TAUBMAN CENTERS, INC.
Table 1 - Summary of Results
For the Periods Ended June 30, 2009 and 2008
(in thousands of dollars, except as indicated)

	Three Months Ended		Six Months Ended
	2009	2008 (1)	2009	2008 (1)

Net income (1), (2)	20,866	21,414	45,392	44,930
Noncontrolling share of income of consolidated joint ventures (1)	(2,033)	(1,130)	(3,726)	(2,306)
Distributions in excess of noncontrolling share of income of consolidated joint ventures (1)		(4,258)		(6,395)
Noncontrolling share of income of TRG (1)	(5,290)	(4,505)	(11,876)	(10,421)
Distributions in excess of noncontrolling share of income of TRG (1)		(6,513)		(11,617)
TRG preferred distributions	(615)	(615)	(1,230)	(1,230)
Preferred stock dividends	(3,659)	(3,659)	(7,317)	(7,317)
Distributions to participating securities of TRG	(361)	(361)	(836)	(724)
Net income attributable to Taubman Centers, Inc. common shareowners (1)	8,908	373	20,407	4,920
Net income per common share - basic and diluted (1)	0.17	0.01	0.38	0.09
Beneficial interest in EBITDA - Consolidated Businesses (2), (3)	75,087	75,360	152,776	152,577
Beneficial interest in EBITDA - Unconsolidated Joint Ventures (3)	22,536	22,644	46,484	45,758
Funds from Operations (2), (3)	52,390	53,213	108,960	107,969
Funds from Operations attributable to TCO (2), (3)	34,968	35,421	72,726	71,824
Funds from Operations per common share - basic (2), (3)	0.66	0.67	1.37	1.36
Funds from Operations per common share - diluted (2), (3)	0.65	0.66	1.35	1.34
Weighted average number of common shares outstanding - basic	53,120,769	52,859,653	53,093,988	52,767,430
Weighted average number of common shares outstanding - diluted	53,666,868	53,431,974	53,466,563	53,348,232
Common shares outstanding at end of period	53,120,769	52,892,604
Weighted average units - Operating Partnership - basic	79,558,454	79,411,822	79,532,928	79,322,237
Weighted average units - Operating Partnership - diluted	80,975,814	80,855,405	80,776,764	80,774,301
Units outstanding at end of period - Operating Partnership	79,558,454	79,440,048
Ownership percentage of the Operating Partnership at end of period	66.8%	66.6%
Number of owned shopping centers at end of period	23	23	23	23

Operating Statistics:
Mall tenant sales (4)	994,811	1,116,027	1,936,280	2,199,635
Ending occupancy	88.6%	90.1%	88.6%	90.1%
Average occupancy	88.7%	90.0%	88.8%	90.0%
Leased space at end of period	91.1%	92.7%	91.1%	92.7%
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses (4)	16.7%	15.4%	17.5%	15.6%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures (4)	15.7%	13.7%	15.9%	13.8%
Rent per square foot - Consolidated Businesses	43.00	44.40	44.02	44.06
Rent per square foot - Unconsolidated Joint Ventures	44.24	45.40	44.56	44.84

Taubman Centers/5

(1)
In January of 2009, the Company adopted Statement No. 160 "Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51" (SFAS 160). Consequently, noncontrolling interests in consolidated subsidiaries with equity balances of less than zero are now allocated income equal to their ownership interests in the subsidiaries. Under previous accounting, because the net equity balances of the Operating Partnership and the outside partners in certain consolidated joint ventures were less than zero, the income attributable to the noncontrolling partners was equal to their share of distributions. The net equity of these noncontrolling partners is less than zero due to accumulated distributions in excess of net income and not as a result of operating losses. Net income attributable to Taubman Centers, Inc. common shareowners for the three and six months ended June 30, 2009 would have been $1.6 and $6.1 million, respectively or $0.03 and $0.11 per common share, respectively if accounted for under the previous method of accounting for noncontrolling interests prior to SFAS 160.  Certain 2008 amounts within tables 1 to 6 of this press release have been reclassified to conform with 2009 classifications.

(2)	Includes $0.2 million and $2.6 million of restructuring charges for the three and six months ended June 30, 2009, respectively. No similar charges were incurred in 2008.

(3)
Beneficial Interest in EBITDA represents the Operating Partnership’s share of the earnings before interest, income taxes, and depreciation and amortization of its consolidated and unconsolidated businesses. The Company believes Beneficial Interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains from extraordinary items and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. FFO is primarily used by the Company in measuring performance and in formulating corporate goals and compensation.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use common definitions. None of these non-GAAP measures should be considered alternatives to net income as an indicator of the Company's operating performance, and they do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

(4)	Based on reports of sales furnished by mall tenants.

Taubman Centers/6

TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Three Months Ended June 30, 2009 and 2008
(in thousands of dollars)

	2009		2008 (1)
		UNCONSOLIDATED		UNCONSOLIDATED
	CONSOLIDATED	JOINT	CONSOLIDATED	JOINT
	BUSINESSES	VENTURES (2)	BUSINESSES	VENTURES (2)

REVENUES:
Minimum rents	84,016	38,553	87,583	38,797
Percentage rents	561	95	1,325	458
Expense recoveries	58,525	23,819	60,384	21,664
Management, leasing, and development services	3,189		3,891
Other	12,648	1,187	7,229	2,578
Total revenues	158,939	63,654	160,412	63,497

EXPENSES:
Maintenance, taxes, and utilities	46,946	16,296	46,485	16,080
Other operating	16,352	5,965	19,695	5,587
Restructuring charge (3)	169
Management, leasing, and development services	1,930		2,421
General and administrative	6,847		7,943
Interest expense	36,473	16,120	35,972	16,278
Depreciation and amortization	36,058	9,911	36,179	9,839
Total expenses	144,775	48,292	148,695	47,784

Gains on land sales and other nonoperating income	198	3	1,456	160
Impairment loss on marketable securities (4)	(1,666)
	12,696	15,365	13,173	15,873
Income tax expense	(198)		(250)
Equity in income of Unconsolidated Joint Ventures	8,368		8,491

Net income	20,866		21,414
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(2,033)		(1,130)
Distributions in excess of noncontrolling share of income of consolidated joint ventures	(4,258)
TRG series F preferred distributions	(615)		(615)
Noncontrolling share of income of TRG	(5,290)		(4,505)
Distributions in excess of noncontrolling share of income of TRG	(6,513)
Distributions to participating securities of TRG	(361)		(361)
Preferred stock dividends	(3,659)		(3,659)
Net income attributable to Taubman Centers, Inc. common shareowners	8,908		373

SUPPLEMENTAL INFORMATION:
EBITDA - 100% (3)	85,227	41,396	85,324	41,990
EBITDA - outside partners' share (3)	(10,140)	(18,860)	(9,964)	(19,346)
Beneficial interest in EBITDA (3)	75,087	22,536	75,360	22,644
Beneficial interest expense	(31,538)	(8,369)	(31,065)	(8,457)
Beneficial income tax expense	(198)		(250)
Non-real estate depreciation	(854)		(745)
Preferred dividends and distributions	(4,274)		(4,274)
Funds from Operations contribution (3)	38,223	14,167	39,026	14,187

Net straightline adjustments to rental revenue, recoveries,
and ground rent expense at TRG %	80	104	475	52

(1)	Certain amounts have been reclassified to conform to 2009 classifications.

(2)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest. The Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

(3)	In 2009, the Company recognized a restructuring charge which primarily represents the costs of termination of personnel.

(4)
The marketable securities represent shares in a Vanguard REIT fund that were purchased to facilitate a tax efficient structure for the 2005 disposition of Woodland mall. Until now, the Company marked to market this investment through other comprehensive income on the balance sheet. The Company concluded this quarter that the impairment is no longer temporary, and therefore recognized a loss through its income statement. The balance of the securities was $1.2 million as of June 30, 2009, and is included in Deferred Charges and Other Assets. To preserve the original tax planning it continues to be necessary to carry this investment. There are no other assets of this type on the Company's balance sheet.

Taubman Centers/7

TAUBMAN CENTERS, INC.
Table 3 - Income Statement
For the Six Months Ended June 30, 2009 and 2008
(in thousands of dollars)

	2009		2008 (1)
	CONSOLIDATED	UNCONSOLIDATED JOINT	CONSOLIDATED	UNCONSOLIDATED JOINT
	BUSINESSES	VENTURES (2)	BUSINESSES	VENTURES (2)

REVENUES:
Minimum rents	171,452	77,520	174,153	77,208
Percentage rents	2,721	1,203	3,900	1,919
Expense recoveries	115,283	47,645	117,848	44,078
Management, leasing, and development services	6,745		7,585
Other	20,428	3,376	14,343	4,366
Total revenues	316,629	129,744	317,829	127,571

EXPENSES:
Maintenance, taxes, and utilities	91,487	32,333	90,025	31,428
Other operating	31,317	12,353	37,996	12,134
Restructuring charge (3)	2,630
Management, leasing, and development services	3,836		4,678
General and administrative	13,735		16,276
Interest expense	72,706	32,070	72,954	32,153
Depreciation and amortization	72,351	19,348	71,514	19,462
Total expenses	288,062	96,104	293,443	95,177

Gains on land sales and other nonoperating income	433	57	3,259	479
Impairment loss on marketable securities (4)	(1,666)
	27,334	33,697	27,645	32,873
Income tax expense	(468)		(440)
Equity in income of Unconsolidated Joint Ventures	18,526		17,725

Net income	45,392		44,930
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(3,726)		(2,306)
Distributions in excess of noncontrolling share of income of consolidated joint ventures			(6,395)
TRG series F preferred distributions	(1,230)		(1,230)
Noncontrolling share of income of TRG	(11,876)		(10,421)
Distributions in excess of noncontrolling share of income of TRG			(11,617)
Distributions to participating securities of TRG	(836)		(724)
Preferred stock dividends	(7,317)		(7,317)
Net income attributable to Taubman Centers, Inc.
common shareowners	20,407		4,920

SUPPLEMENTAL INFORMATION:
EBITDA - 100% (3)	172,391	85,115	172,113	84,488
EBITDA - outside partners' share (3)	(19,615)	(38,631)	(19,536)	(38,730)
Beneficial interest in EBITDA (3)	152,776	46,484	152,577	45,758
Beneficial interest expense	(62,898)	(16,653)	(63,219)	(16,719)
Beneficial income tax expense	(468)		(440)
Non-real estate depreciation	(1,734)		(1,441)
Preferred dividends and distributions	(8,547)		(8,547)
Funds from Operations contribution (3)	79,129	29,831	78,930	29,039

Net straightline adjustments to rental revenue, recoveries,
and ground rent expense at TRG %	159	159	1,068	113

(1)	Certain amounts have been reclassified to conform to 2009 classifications.

(2)
  With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The
  Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

(3)			In 2009, the Company recognized restructuring charges, which primarily represent the costs of termination of personnel.

(4)
  The marketable securities represent shares in a Vanguard REIT fund that were purchased to facilitate a tax efficient structure for the 2005 disposition of Woodland mall. Until now, the Company marked to market this investment through other comprehensive income on the balance sheet. The Company concluded this quarter that the impairment is no longer temporary, and therefore recognized a loss through its income statement. The balance of the securities was $1.2 million as of June 30, 2009, and is included in Deferred Charges and
  Other Assets. To preserve the original tax planning it continues to be necessary to carry this investment. There are no other assets of this type on the Company's balance sheet.

Taubman Centers/8

TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners
to Funds from Operations and Adjusted Funds from Operations
For the Periods Ended June 30, 2009 and 2008
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)

	Three Months Ended		Year to Date
	2009	2008 (1)	2009	2008 (1)

Net income attributable to TCO common shareowners	8,908	373	20,407	4,920

Add (less) depreciation and amortization:
Consolidated businesses at 100%	36,058	36,179	72,351	71,514
Noncontrolling partners in consolidated joint ventures	(3,172)	(3,927)	(6,081)	(7,495)
Share of Unconsolidated Joint Ventures	5,799	5,696	11,305	11,314
Non-real estate depreciation	(854)	(745)	(1,734)	(1,441)

Add noncontrolling interests:
Noncontrolling share of income of TRG	5,290	4,505	11,876	10,421
Distributions in excess of noncontrolling share of income of TRG		6,513		11,618
Distributions in excess of noncontrolling share of income of
consolidated joint ventures		4,258		6,395

Add distributions to participating securities of TRG	361	361	836	723

Funds from Operations	52,390	53,213	108,960	107,969

TCO's average ownership percentage of TRG	66.8%	66.6%	66.8%	66.5%

Funds from Operations attributable to TCO	34,968	35,421	72,726	71,824

Funds from Operations	52,390	53,213	108,960	107,969

Restructuring charge	169		2,630

Adjusted Funds from Operations (2)	52,559	53,213	111,590	107,969

TCO's average ownership percentage of TRG	66.8%	66.6%	66.8%	66.5%

Adjusted Funds from Operations attributable to TCO (2)	35,081	35,421	74,482	71,824

(1)	Certain amounts have been reclassified to conform to 2009 classifications.

(2)
FFO for the three and six months ended June 30, 2009 includes, and Adjusted FFO excludes, the restructuring charges which primarily represent the costs of termination of personnel. The Company discloses this Adjusted FFO due to the significance and infrequent nature of the charges. Given the significance of the charges, the Company believes it is essential to a reader's understanding of the Company's results of operations to emphasize the impact on the Company's earnings measures. The adjusted measures are not and should not be considered alternatives to net income or cash flows from operating, investing, or financing activities as defined by GAAP.

Taubman Centers/9

TAUBMAN CENTERS, INC.
Table 5 - Reconciliation of Net Income to Beneficial Interest in EBITDA
For the Periods Ended June 30, 2009 and 2008
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)

	Three Months Ended		Year to Date
	2009	2008 (1)	2009	2008 (1)

Net income	20,866	21,414	45,392	44,930

Add (less) depreciation and amortization:
Consolidated businesses at 100%	36,058	36,179	72,351	71,514
Noncontrolling partners in consolidated joint ventures	(3,172)	(3,927)	(6,081)	(7,495)
Share of Unconsolidated Joint Ventures	5,799	5,696	11,305	11,314

Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	36,473	35,972	72,706	72,954
Noncontrolling partners in consolidated joint ventures	(4,935)	(4,907)	(9,808)	(9,735)
Share of Unconsolidated Joint Ventures	8,369	8,457	16,653	16,719
Income tax expense	198	250	468	440

Less noncontrolling share of income of consolidated joint ventures	(2,033)	(1,130)	(3,726)	(2,306)

Beneficial Interest in EBITDA	97,623	98,004	199,260	198,335

TCO's average ownership percentage of TRG	66.8%	66.6%	66.8%	66.5%

Beneficial Interest in EBITDA attributable to TCO	65,212	65,235	133,004	131,937

(1)	Certain amounts have been reclassified to conform to 2009 classifications.

Taubman Centers/10

TAUBMAN CENTERS, INC.
Table 6 - Balance Sheets
As of June 30, 2009 and December 31, 2008
(in thousands of dollars)

	As of
	June 30, 2009	December 31, 2008
Consolidated Balance Sheet of Taubman Centers, Inc. (1):

Assets:
Properties	3,708,342	3,699,480
Accumulated depreciation and amortization	(1,106,675)	(1,049,626)
	2,601,667	2,649,854
Investment in Unconsolidated Joint Ventures	88,636	89,933
Cash and cash equivalents	11,772	62,126
Accounts and notes receivable, net	32,761	46,732
Accounts receivable from related parties	1,686	1,850
Deferred charges and other assets	121,722	124,487
	2,858,244	2,974,982

Liabilities:
Notes payable	2,758,938	2,796,821
Accounts payable and accrued liabilities	234,068	262,226
Dividends and distributions payable		22,002
Distributions in excess of investments in and net income of
Unconsolidated Joint Ventures	155,141	154,141
	3,148,147	3,235,190

Equity:
Taubman Centers, Inc. Shareowners' Equity:
Series B Non-Participating Convertible Preferred Stock	26	26
Series G Cumulative Redeemable Preferred Stock
Series H Cumulative Redeemable Preferred Stock
Common Stock	531	530
Additional paid-in capital	559,240	556,145
Accumulated other comprehensive income (loss)	(26,498)	(29,778)
Dividends in excess of net income	(749,965)	(726,097)
	(216,666)	(199,174)
Noncontrolling interests:
Noncontrolling interests in consolidated joint ventures	(90,579)	(90,251)
Noncontrolling interests in TRG	(11,875)
Preferred Equity of TRG	29,217	29,217
	(73,237)	(61,034)
	(289,903)	(260,208)
	2,858,244	2,974,982
(1)	Certain 2008 amounts have been reclassified to conform to 2009 classifications.

Combined Balance Sheet of Unconsolidated Joint Ventures:

Assets:
Properties	1,090,505	1,087,341
Accumulated depreciation and amortization	(381,331)	(366,168)
	709,174	721,173
Cash and cash equivalents	19,196	28,946
Accounts and notes receivable	18,560	26,603
Deferred charges and other assets	19,904	20,098
	766,834	796,820

Liabilities:
Notes payable	1,098,370	1,103,903
Accounts payable and other liabilities, net	42,235	61,570
	1,140,605	1,165,473

Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(197,205)	(194,178)
Accumulated deficiency in assets - Joint Venture Partners	(165,452)	(160,862)
Accumulated other comprehensive income (loss) - TRG	(5,970)	(7,288)
Accumulated other comprehensive income (loss) - Joint Venture Partners	(5,144)	(6,325)
	(373,771)	(368,653)
	766,834	796,820

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 7 - Annual Outlook
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for Year Ended December 31, 2009 Before Restructuring Charge		Restructuring Charge (1)	Range for Year Ended December 31, 2009

Funds from Operations per common share	2.73	2.93	(0.03)	2.70	2.90

Real estate depreciation - TRG	(1.84)	(1.79)		(1.84)	(1.79)

Distributions on participating securities of TRG	(0.02)	(0.02)		(0.02)	(0.02)

Depreciation of TCO's additional basis in TRG	(0.13)	(0.13)		(0.13)	(0.13)

Net income attributable to common shareowners, per common share	0.74	0.99	(0.03)	0.71	0.96

(1)	In 2009, the Company recognized a restructuring charge of $2.6 million, which represents primarily the cost of terminations of personnel.